EXHIBIT 99.1

Contact:         U. S. Steel                    Worthington Industries
                 Media                          Media Relations
                 -----                          ---------------
                 John Armstrong                 Cathy M. Lyttle
                 412.433.6792                   614.438.3077
                 Investors/Analysts             Investor Relations
                 ------------------             ------------------
                 Dan Lesnak                     Allison Sanders
                 412.433.1184                   614.840.3133


FOR IMMEDIATE RELEASE
---------------------


         U. S. STEEL AND WORTHINGTON INDUSTRIES COMPLETE DEAL TO EXPAND WORTHINGTON SPECIALTY PROCESSING JOINT VENTURE



     PITTSBURGH and COLUMBUS, Ohio, Oct. 1, 2008 - United States Steel Corporation (NYSE: X) and Worthington Industries, Inc. (NYSE: WOR) announced today that they have completed the previously announced plan to expand and modify their current Worthington Specialty Processing joint venture located in Jackson, Mich.


                                      -oOo-

For more information about U. S. Steel, visit www.ussteel.com.
For more information about Worthington Industries, visit www.worthingtonindustries.com.